-------------------------------------

    W. R. Berkley Corporation
    475 Steamboat Road                         NEWS
    Greenwich, Connecticut 06830               RELEASE
    (203) 629-3000

-------------------------------------

FOR IMMEDIATE RELEASE                          CONTACT:  Eugene G. Ballard
                                                         Chief Financial Officer
                                                         203-629-3000

                W. R. BERKLEY CORPORATION REPORTS SHARPLY HIGHER
                             THIRD QUARTER EARNINGS

     Greenwich, CT, October 29, 2002 -- W. R. Berkley Corporation (NYSE: BER) today reported third quarter operating income of $42 million, or 81 cents per share, compared with an operating loss of $12 million, or 28 cents per share, a year ago. For the first nine months of 2002, operating income was $108 million, or $2.06 per share, up from $16 million, or 37 cents per share, a year ago. Per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on July 2, 2002.

     The following table summarizes the third quarter and year-to-date financial performance (amounts in thousands, except per share data):

                                  For the Three Months    For the Nine Months
                                  Ended September 30,     Ended September 30,
                                    2002        2001        2002         2001
                                    ----        ----        ----         ----

Gross premiums written            $801,612  $ 560,104   $2,268,823  $ 1,614,538
Net premiums written               678,990    469,227    1,897,078    1,355,026
Net income (loss)                   40,544    (47,246)     102,314      (27,382)
Operating income (loss)(a)          41,944    (12,163)     107,616       15,522
Operating income excluding
  WTC losses (b)                    41,944     10,587      107,616       38,272

Per share amounts:
Net income (loss)                 $   0.78  $   (1.08)  $     1.96  $     (0.64)
Operating income (loss)(a)            0.81      (0.28)        2.06         0.37
Operating income excluding
  WTC losses (b)                      0.81       0.24         2.06         0.89

(a) Operating income (loss) represents net income (loss) before discontinued businesses and realized investment gains and losses.

(b) Adjusted to exclude World Trade Center losses of $23 million, or 52 cents per share, in the third quarter and first nine months of 2001.

W. R. Berkley Corporation                                       Page 2


     Highlights for the 2002 third quarter compared with the prior year quarter:

     o Gross premiums written for continuing business segments grew 58% to $789 million.

     o Gross premiums written increased 91% for facultative reinsurance and 81% for treaty reinsurance in the US. In addition, $35 million of new business was written as a result of our quota share reinsurance with Lloyd's.

     o Gross premiums written for specialty insurance grew 62% to $249 million.

     o GAAP combined ratio for continuing operations was 94.7% compared with a combined ratio in 2001 of 104.0% (excluding World Trade Center losses).

     o GAAP combined ratio for the regional segment improved 13.2 points to 91.8%.

     o The continuing operations paid loss ratio decreased to 45.0% in 2002 from 59.8% in 2001, and the paid-to-incurred ratio decreased to 69.4% in 2002 from 85.9% (excluding World Trade Center losses) in 2001.

     o Cash flow from operations increased to $303 million compared with $86 million in the third quarter of 2001.

     Commenting on the Company's results, William R. Berkley, chairman and chief executive officer, said: "We are extremely pleased with the continued excellent performance of our business. We are on track to meet or exceed a 15% return on stockholders' equity this year and anticipate achieving at least an 18% return next year in spite of the current interest rate environment.

     "Our latest financial results are only a partial reflection of the profitability of the 2002 underwriting year. As a result of how earned premiums are reported, each financial year is a blend of underwriting

W. R. Berkley Corporation                                       Page 3


results from the current year and prior years. Our underwriting year results have improved substantially from 2000 through the current period. Therefore, we believe that the next twelve months financial results will show continued improvement over the 2002 period.

     "There are many inherent uncertainties in predicting financial results for an insurance company. First, one can never be certain of loss reserves, which are by their nature based on judgment. We believe our reserves are adequate. Second, we cannot predict natural and man-made catastrophes or their impact on our financial results. A third issue is the level of investment returns that will be available in the future.

     "Prices of new business in every segment of the Company are approaching levels that should give us adequate returns. Fortunately, we have limited exposure to many of the insurance industry's significant problems. The Company has had no material asbestos-related problems. Due to the structure of our business, we are not purchasing large amounts of reinsurance and, consequently, are not negatively impacted by increasing reinsurance costs. In addition, we generally started increasing prices before our competition and are well-positioned to take advantage of the improving market conditions. We are also fortunate to have outstanding people who are fully capable of optimizing our results. We have every reason to continue to be enthusiastic about our future," Mr. Berkley concluded.

W. R. Berkley Corporation                                       Page 4


     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.


This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2002 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the ultimate results of the various pending arbitration proceedings, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results and potential impairment of invested assets, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, uncertainty as to our reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2002 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                       Page 5


                                  Consolidated Financial Summary

                                             For the Three Months         For the Nine Months
                                              Ended September 30,         Ended September 30,
                                            -----------------------      ---------------------
                                               2002         2001         2002           2001
                                               ----         ----         ----           ----
                                               (Amounts in thousands, except per share data)

Revenues:
  Net premiums written                      $ 678,990    $ 469,227    $ 1,897,078    $ 1,355,026
  Change in unearned premiums                (116,519)     (43,832)      (347,453)      (132,636)
                                            ---------    ---------    -----------    -----------
    Premiums earned                           562,471      425,395      1,549,625      1,222,390
  Net investment income                        48,316       46,802        137,032        147,600
  Service fees                                 21,650       19,849         62,767         56,552
  Realized investment gains (losses)              628        7,385         (2,858)        11,782
  Other income                                  1,006          641          1,326          1,898
                                            ---------    ---------    -----------    -----------

    Total revenues                            634,071      500,072      1,747,892      1,440,222

Expenses:
  Losses and loss expenses                    368,763      391,477      1,015,879        959,598
  Other operating expenses                    194,182      170,864        550,508        492,806
  Interest expense                             11,593       11,570         34,058         34,432
                                            ---------    ---------    -----------    -----------

    Total expenses                            574,538      573,911      1,600,445      1,486,836

    Income (loss) before income
     taxes and minority interest               59,533      (73,839)       147,447        (46,614)

Income tax (expense) benefit                  (19,470)      27,117        (51,255)        21,559
Minority interest                                 481         (524)         6,122         (2,327)
                                            ---------    ---------    -----------    -----------

  Net income (loss)                         $  40,544    $ (47,246)   $   102,314    $   (27,382)
                                            =========    =========    ===========    ===========

Net income (loss) per share:
    Basic                                   $    0.81    $   (1.08)   $      2.04    $     (0.64)
    Diluted                                      0.78        (1.08)          1.96          (0.64)

Average shares outstanding:
    Basic                                      50,196       43,574         50,080         42,506
    Diluted                                    51,990       45,080         52,328         44,405

Supplemental Information:
    Operating income (loss) (1)             $  41,944    $ (12,163)   $   107,616    $    15,522
    Operating income (loss) per share (1)        0.81        (0.28)          2.06           0.37

(1)  Operating income (loss) represents net income (loss) before discontinued businesses and realized investment gains and losses.


W. R. Berkley Corporation                                       Page 6


                                  Supplemental After-Tax Earnings
                           (Amounts in thousands, except per share data)

                                                For the Three Months       For the Nine Months
                                                 Ended September 30,       Ended September 30,
                                                ----------------------   -----------------------
                                                    2002        2001        2002        2001
                                                    ----        ----        ----        ----

After-tax earnings (loss) amounts:
----------------------------------

  Operating income (loss) (1)(2)                $  41,944    $(12,163)   $ 107,616    $  15,522
  Discontinued businesses (3)                      (2,133)    (39,883)      (5,158)     (50,562)
  Realized investment gains (losses),
     net of minority interest                         733       4,800         (144)       7,658
                                                ---------    --------    ---------    ---------
    Net income (loss)                           $  40,544    $(47,246)   $ 102,314    $ (27,382)
                                                =========    ========    =========    =========

Earnings (loss) per diluted share:
----------------------------------

   Operating income (loss)(1)(2)                $    0.81    $  (0.28)   $    2.06    $    0.37
   Discontinued businesses (3)                      (0.04)      (0.91)       (0.10)       (1.19)
   Realized investment gains, net of
     minority interest                               0.01         .11           --         0.18
                                                ---------    --------    ---------    ---------
     Net income (loss)                          $    0.78    $  (1.08)   $    1.96    $   (0.64)
                                                =========    ========    =========    =========

Cash flow from operations before
     change in trading account                  $ 303,462    $ 85,756    $ 542,916    $ 128,904


(1)  Operating income (loss) represents net income (loss) before discontinued businesses and realized investment gains and losses.

(2)  For the third quarter of 2002, weather-related losses for continuing business segments were $12 million pre-tax, or 15 cents per share after-tax, compared with $10 million pre-tax, or 14 cents per share after-tax, in the year-earlier period. For the first nine months of 2002, weather-related losses for continuing business segments were $35 million pre-tax, or 43 cents per share after-tax, compared with $32 million pre-tax, or 47 cents per share after-tax, in the year-earlier period. World Trade Center losses were $35 million pre-tax, or 52 cents per share after-tax, in the third quarter of 2001.

(3)  Represents after-tax loss from discontinued personal lines and alternative markets reinsurance businesses. For the third quarter of 2002, weather-related losses for discontinued business segment were $3 million pre-tax, or 4 cents per share after-tax, compared with $7 million pre-tax, or 11 cents per share after-tax, in the year-earlier period. For the first nine months of 2002, weather-related losses for discontinued business segment were $8 million pre-tax, or 10 cents per share after-tax, compared with $25 million pre-tax, or 38 cents per share after-tax, in the year-earlier period. The third quarter of 2001 also reflects an increase in loss reserves for the discontinued alternative markets reinsurance business of
     $35 million, after-tax.


W. R. Berkley Corporation                                       Page 7


                                  Operating Results by Segment
                             (Amounts in thousands, except ratios)

                                      For the Three Months          For the Nine Months
                                      Ended September 30,           Ended September 30,
                                    ------------------------    ----------------------------
                                       2002          2001           2002            2001
                                       ----          ----           ----            ----

Specialty Insurance (2):
  Gross premiums written            $ 249,098     $ 153,693     $   684,136     $   427,357
  Net premiums written                222,064       134,901         604,889         366,632
  Premiums earned                     185,189       108,662         487,387         275,895
  Pre-tax operating income (loss)      30,686        (1,151)         81,957          19,015
  Loss ratio                             64.2%         79.4%           62.9%           72.1%
  Expense ratio                          26.2%         30.3%           27.6%           32.2%
  GAAP combined ratio                    90.4%        109.7%           90.5%          104.3%

Alternative Markets:
  Gross premiums written            $ 102,763     $  48,451     $   248,803     $   127,365
  Net premiums written                 89,134        42,877         215,771         113,275
  Premiums earned                      61,077        31,481         157,901          84,851
  Pre-tax operating income             16,880         8,095          44,861          28,009
  Loss ratio                             66.2%         79.2%           67.0%           75.0%
  Expense ratio                          31.9%         29.1%           30.3%           31.8%
  GAAP combined ratio                    98.1%        108.3%           97.3%          106.8%

Reinsurance (1)(2):
  Gross premiums written            $ 188,321     $  82,592     $   528,946     $   234,295
  Net premiums written                155,316        56,119         432,383         167,174
  Premiums earned                     108,677        53,341         273,792         167,243
  Pre-tax operating income (loss)      10,140       (20,227)         25,570         (12,700)
  Loss ratio                             75.8%        117.9%           74.3%           87.0%
  Expense ratio                          25.3%         38.0%           28.2%           39.2%
  GAAP combined ratio                   101.1%        155.9%          102.5%          126.2%

Regional Insurance (1):
  Gross premiums written            $ 236,212     $ 173,471     $   711,217     $   511,168
  Net premiums written                199,358       147,170         575,716         432,878
  Premiums earned                     183,424       137,809         512,067         401,177
  Pre-tax operating income             26,736         5,799          67,736          21,763
  Loss ratio                             58.8%         69.2%           61.2%           69.4%
  Expense ratio                          33.0%         35.8%           32.0%           35.1%
  GAAP combined ratio                    91.8%        105.0%           93.2%          104.5%

International:
  Gross premiums written            $  13,045     $  42,484     $    73,236     $   123,181
  Net premiums written                 13,103        36,895          65,359         107,536
  Premiums earned                      14,967        36,286          74,357         102,036
  Pre-tax operating income (loss)      (2,241)        2,824          (2,775)          9,130
  Loss ratio                             62.1%         59.2%           59.4%           61.2%
  Expense ratio                          59.4%         40.9%           47.4%           39.6%
  GAAP combined ratio                   121.5%        100.1%          106.8%          100.8%

Total Continuing Segments (1):
  Gross premiums written            $ 789,439     $ 500,691     $ 2,246,338     $ 1,423,366
  Net premiums written                678,975       417,962       1,894,118       1,187,495
  Premiums earned                     553,334       367,579       1,505,504       1,031,202
  Pre-tax operating income (loss)      82,201        (4,660)        217,349          65,217
  Loss ratio                             64.9%         79.2%           64.6%           72.6%
  Expense ratio                          29.8%         34.4%           30.5%           35.1%
  GAAP combined ratio                    94.7%        113.6%           95.1%          107.7%


W. R. Berkley Corporation                                       Page 8


(1) Segment information for 2001 has been restated to reflect the discontinuance of the personal lines and alternative markets reinsurance businesses.

(2) 2001 World Trade Center losses were $9 million for the specialty segment and $26 million for the reinsurance segment.

W. R. Berkley Corporation                                       Page 9


                         Operating Results by Segment (Continued)
                                  (Amounts in thousands)

                                     For the Three Months       For the Nine Months
                                     Ended September 30,        Ended September 30,
                                     ---------------------  ----------------------------
                                        2002        2001         2002           2001
                                        ----        ----         ----           ----

Discontinued business:
  Gross premiums written            $  12,173   $  59,413   $    22,485     $   191,172
  Net premiums written                     15      51,265         2,960         167,531
  Premiums earned                       9,137      57,816        44,121         191,188
  Pre-tax loss                         (3,282)    (61,358)       (7,936)        (77,789)
  Loss ratio                            107.5%      173.8%         96.8%          110.2%
  Expense ratio                          37.2%       36.5%         29.8%           34.4%
  GAAP combined ratio                   144.7%      210.3%        126.6%          144.6%

Total Segments:
  Gross premiums written            $ 801,612   $ 560,104    $2,268,823    $  1,614,538
  Net premiums written                678,990     469,227     1,897,078       1,355,026
  Premiums earned                     562,471     425,395     1,549,625       1,222,390
  Pre-tax segment income (loss) (1)    78,919     (66,018)      209,413         (12,572)
  Loss ratio                             65.6%       92.0%         65.6%           78.5%
  Expense ratio                          29.9%       34.7%         30.5%           35.0%
  GAAP combined ratio                    95.5%      126.7%         96.1%          113.5%



                                 Balance Sheet Information
                       (Amounts in thousands, except per share data)

                                                September 30,      December 31,
                                                    2002              2001
                                                -------------      -----------

Total investments (2)                           $   4,227,909      $ 3,598,053
Total assets                                        6,488,714        5,633,509
Reserves for losses and loss expenses               3,003,247        2,817,682
Long-term debt                                        362,877          370,554
Trust preferred securities                            198,241          198,210
Stockholders' equity (3)                            1,110,829          931,595
Shares outstanding                                     50,216           49,862
Stockholders' equity per share                          22.12            18.68


(1) Pre-tax segment income (loss) represents net income (loss) before income taxes, realized investment gains and losses and corporate expenses.

(2) Investments include trading account receivable from brokers and clearing organizations and trading securities sold but not yet purchased.

(3) Stockholders' equity includes after-tax unrealized gains from investments and foreign exchange of $120 million and $37 million as of September 30, 2002 and December 31, 2001, respectively.